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                                                                     Exhibit 3.3

                HENRY BIRKS ET FILS INC./HENRY BIRKS & SONS INC.

                                    BY-LAW 1

                                                                                    ARTICLE       PAGE
DEFINITIONS                                                                            1             1
Act                                                                                    1             1
Articles                                                                               1             1
By-law                                                                                 1             1
Unanimous shareholder agreement                                                        1             1

REGISTERED OFFICE                                                                      2             1

CORPORATE SEAL                                                                         3             2

DIRECTORS                                                                                            2
Number and Powers                                                                      4
Vacancies                                                                              5             2
Term of Office                                                                         6             2
Vacation of Office                                                                     7             2
Election                                                                               8             3

MEETINGS OF DIRECTORS                                                                                3
Place of Meeting                                                                       9             3
Notice                                                                                 9             3
Waiver of Notice                                                                       9             3
Telephone Participation                                                                9             4
Adjournment                                                                           10             4
Quorum and Voting                                                                     11             4
RESOLUTION IN LIEU OF MEETING                                                         12             4

REMUNERATION OF DIRECTORS                                                             13             4

SUBMISSION OF CONTRACTS OR TRANSACTION TO SHAREHOLDERS FOR APPROVAL                   14             5

INDEMNITIES TO DIRECTORS AND OTHERS                                                   15             5

OFFICERS                                                                                             5
Appointment of Officers                                                               16             5
Remuneration ad Removal of Officers                                                   17             6
Duties of Officers may be Delegated                                                   18             6
Chairman of the Board                                                                 19             6

                                                                                    ARTICLE       PAGE
President                                                                             20             6
Vice-President                                                                        21             6
Secretary                                                                             22             6
Treasurer                                                                             23             7
Assistant Secretary and Assistant Treasurer                                           24             7

MANAGING DIRECTOR                                                                     25             7

COMMITTEES                                                                            26             8

SHAREHOLDERS' MEETINGS                                                                               8
Annual Meeting                                                                        27             8
Special Meetings                                                                      28             8
Place of Meetings                                                                     29             8
Notice                                                                                30             8
Omission of Notice                                                                    31             9
Record Date                                                                           32             9
Votes                                                                                 33             9
Proxies                                                                               34            10
Adjournment                                                                           35            12
Quorum                                                                                36            12
Resolution in lieu of meeting                                                         37            12

SECURITIES                                                                                          13
Certificates                                                                          38            13
Registrar and Transfer Agent                                                          39            13
Surrender of Share Certificates                                                       40            13
Defaced, Destroyed, Stolen or Lost Certificates                                       41            13

DIVIDENDS                                                                             42            14

NOTICE                                                                                              14
Shares registered in more than one name                                               43            14
Persons becoming entitled by operation of law                                         44            14
Deceased Shareholder                                                                  45            14
Signatures to Notices                                                                 46            14
Computation of Time                                                                   47            14
Proof of Service                                                                      48            14

CHEQUES, DRAFTS, NOTES ETC.                                                           49            15

CUSTODY OF SECURITES                                                                  50            15

EXECUTION OF CONTRACTS, ETC.                                                          51            15

DECLARATIONS                                                                          52            16

FISCAL YEAR                                                                           53            17

DEFINITIONS

1. In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

            (a) "ACT" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, and any statute that may be substituted therefor, as from time to time amended;

            (b) "ARTICLES" means the articles of the Corporation, as from time to time amended or restated;

            (c) "BY-LAW" means this by-law and all other by-laws of the Corporation form time to time in force and effect;

            (d) "UNANIMOUS SHAREHOLDERS AGREEMENT" means an agreement as described in subsection 146(2) of the Act made by the shareholders of the Corporation;

            (e) words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice versa; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of individuals;

            (f) the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions; and

            (g) all terms contained in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act.

REGISTERED OFFICE

2. The Corporation may from time to time (i) by resolution of the board of directors change the location of the address of the registered office of the Corporation within the place specified in the articles and (ii) by articles of amendment change the place in which its registered office is situated to another place within Canada.

CORPORATE SEAL

3. The Corporation may have one or more corporate seals which shall be such as the board of directors may be resolution from time to time adopt and change.

DIRECTORS

4. Number and Powers. There shall be a board of directors consisting of such fixed number, or minimum and maximum number of directors as may be set out in the articles. If any of the issued securities of the Corporation are or were part of a distribution to the public and remain outstanding and are held by more than one person, the Corporation shall not have fewer than three (3) directors, at least two (2) of whom are not officers or employees of the Corporation or its affiliates.

5. Vacancies. If the number of directors is increased, the resulting vacancies shall be filled at a meeting of shareholders duly called for that purpose. Notwithstanding the provisions of this by-law and subject to the provisions of the Act, if a vacancy should otherwise occur in the board, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the term. In the absence of a quorum, the remaining directors shall forthwith call a meeting of shareholders to fill the vacancy pursuant to subsection 111(2) of the Act. Where a vacancy or vacancies exist in the board, the remaining directors may exercise all of the powers of the board so long as a quorum remains in office.

6. Term of Office. A director's term of office shall be from the meeting at which he is elected or appointed until the annual meeting next following or until his successor is elected or appointed, or until, if earlier, he dies or resigns, or is removed or disqualified pursuant to the provisions of the Act.

7. Vacation of Office. The office of a director shall ipso facto be vacated if:

            (a)   he dies;

            (b) by notice in writing to the Corporation he resigns his office and such resignation, if not effective immediately, becomes effective in accordance with its terms;

            (c) he is removed from office in accordance with section 109 of the Act; or

            (d)   he ceases to be qualified to be a director.

8. Election. Directors shall be elected by the shareholders by ordinary resolution in a general meeting on show of hands unless a poll is demanded and if a poll is demanded such election shall be by ballot.

      A retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.

MEETINGS OF DIRECTORS

9. Place of Meeting. Subject to the articles, meetings of directors may be held at any place within or outside Canada as the directors may from time to time determine or the person convening the meeting may give notice. A meeting of the board of directors may be convened by the chairman of the board, if any, the president if any, or any two directors at any time. The secretary, if any, shall upon direction of any of the foregoing convene a meeting of the board of directors.

      Notice. Notice of the time and place for the holding of any such meeting shall be delivered, mailed, faxed, telegraphed, cabled or telexed to each director at his latest address as shown on the records of the Corporation not less than two (2) days or twelve (12) days if mailed (exclusive of the day on which the notice is delivered, mailed, faxed, telegraphed, cabled or telexed but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the board of directors may be held at any time without notice if all the directors have waived notice.

      For the first meeting of the board of directors to be held immediately following the election of directors at an annual or special meeting of the shareholders, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

      A notice of a meeting of directors shall specify any matter referred to in subsection 115(3) of the Act that is to be dealt with at the meeting.

      Waiver of Notice. Notice of any meeting of the board of directors or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by fax, telegram, cable or telex addressed to the Corporation or in any other manner, and such waiver may be validly given either before or after the meeting to which such waiver relates. The attendance of a director at a meeting of directors is a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

      Telephone Participation. A director may, if all the directors of the Corporation consent thereto (either before, during or after the meeting), participate in a meeting of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means shall be deemed to be present at the meeting.

10. Adjournment. Any meeting of the board of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the continuance of the adjourned meeting need be given to any director. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

11. Quorum and Voting. Subject to the articles, a majority of the number of directors in office at the time shall constitute a quorum for the transaction of business. Subject to subsection 117(1) of the Act, no business shall be transacted by the directors except at a meeting of directors at which a quorum of the board is present. Questions arising at any meeting of the board of directors shall be decided by a majority of votes cast. In case of an equality of votes, the chairman of the meeting, in addition to his original vote shall not have a second or casting vote. Where the Corporation has only one director, that director may constitute the meeting.

12. Resolution in lieu of meeting. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors, is as valid as if it had been passed at a meeting of directors or committee of directors.

A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

REMUNERATION OF DIRECTORS

13. Subject to the articles or any unanimous shareholders agreement, the remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall not be in addition to the salary paid to any officer of the Corporation who is also a member of the board of directors. The directors may also by resolution award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Corporation. The directors concerned shall not vote on such resolutions.

SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

14. The board of directors in its discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

INDEMNITITES TO DIRECTORS AND OTHERS

15. Except in respect of an action by or on behalf of the Corporation or another body corporate (as hereinafter defined) to procure a judgment in its favour, the Corporation shall indemnify each director and officer of the Corporation and each former director and officer of the Corporation and each person who acts or acted at the Corporation's request as a director or officer of another body corporate, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment0, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or another body corporate, as the case may be, if

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

"another body corporate" as used herein means a body corporate of which the Corporation is or was a shareholder or creditor.

OFFICERS

16. Appointment of Officers. Subject to the articles or any unanimous shareholders agreement, the board of directors, annually or as often as may be required, may appoint from among themselves a chairman of the board and may appoint a president and a secretary and, if deemed advisable, may also appoint a vice chairman, one or more vice-presidents, a treasurer and one or more assistant secretaries and/or one or more assistant treasurers. None of such officers, except the chairman of the board, need be a director of the Corporation. Any two (2) or more of such offices may be held by the same person. In case and whenever the same person holds the offices of secretary and treasurer he may, but need not, be known as the secretary-treasurer. The board of directors may from time to time designate such other offices and appoint such other officers, employees and agents as it shall deem necessary who shall have such authority and shall perform such functions and duties, as may from time to time be prescribed by resolution of the board of directors.

17. Remuneration and Removal of Officers. Subject to the articles or any unanimous shareholders agreement, the remuneration of all officers, employees and agents elected or appointed by the board of directors may be determined from time to time by resolution of the board of directors. The fact that any officer, employee or agent is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined. The board of directors may by resolution remove any officer, employee or agent at any time, with or without case.

18. Duties of Officers may be Delegated. In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the board of directors may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

19. Chairman of the Board. The chairman of the board, if any, shall, if present, preside at all meetings of the board of directors and of shareholders. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors.

20. President. The president, if any, shall be the chief executive officer of the Corporation and shall exercise general supervision over the business and affairs of the Corporation. In the absence of the chairman of the board, if any, the president shall, when present, preside at all meetings of the board of directors and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office.

21. Vice-President. The vice-president or, if more than one, the vice-presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the president in the absence or inability or refusal to act of the president, provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of shareholders. The vice-president or, if more than one, the vice-presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the board of directors.

22. Secretary. The secretary, if any, shall give or cause to be given notices for all meetings of the board of directors, of committees thereof, if any, and of shareholders when directed to do so and shall have charge, subject to the provisions of this by-law, of the records referred to in section 20 of the Act (except the accounting records) and of the corporate seal or seals, if any. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office.

23. Treasurer. Subject to the provisions of any resolution of the board of directors, the treasurer, if any, shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may by resolution direct. He shall prepare, maintain and keep or cause to be kept adequate books of accounts and accounting records. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office. He may be required to give such bond for the faithful performance of his duties as the board of directors in their uncontrolled discretion may require and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

24. Assistant Secretary and Assistant Treasurer. The assistant secretary or, if more than one, the assistant secretaries in order of seniority, and the assistant treasurer or, if more than one, the assistant treasurers in order of seniority, shall respectively perform all the duties of the secretary and treasurer, respectively, in the absence or inability to act of the secretary or treasurer as the case may be. The assistant secretary or assistant secretaries, if more than one, and the assistant treasurer or assistant treasurers, if more than one, shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the board of directors.

MANAGING DIRECTOR

25. The board of directors may from time to time appoint from their number a managing director who is a resident Canadian and may delegate to him any of the powers of the board of directors except as provided in subsection 115(3) of the Act. The managing director shall conform to all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by the managing director shall be subject to discharge by the board of directors.

COMMITTEES

26. The board of directors may from time to time appoint from their number one or more committees consisting of one or more individuals and delegate to such committee or committees any of the powers of the directors except as provided in subsection 115(3) of the Act. Unless otherwise ordered by the board, a committee of directors shall have power to fix its quorum, to elect its chairman and to regulate its proceedings.

SHAREHOLDERS' MEETINGS

27. Annual Meeting. Subject to compliance with section 133 of the Act, the annual meeting of the shareholders shall be convened on such day in each year and at such time as the board of directors may by resolution determine.

28. Special Meetings. Other meetings of the shareholders may be convened by order of the chairman of the board, the president or a vice-president who is a director or by the board of directors, to be held at such time and place as may be specified in such order.

      Special meetings of shareholders may also be called by written requisition to the board of directors signed by shareholders holding between them not less than five percent (5%) of the outstanding shares of the capital of the Corporation entitled to vote thereat. Such requisition shall state the business to be transacted at the meeting and shall be sent to the registered office of the Corporation. The item on the Agenda shall be limited to subject which are validly to be considered and voted on by the shareholders.

      Except as otherwise provided in subsection 143(3) of the Act, it shall be the duty of the board of directors on receipt of such requisition, to cause the meeting to be called by the secretary of the Corporation.

      If the board of directors does not, within twenty-one (21) days after receiving such requisition call a meeting, any shareholder who signed the requisition may call the meeting.

29. Place of Meetings. Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place in Canada as may be specified in the notice convening such meeting. Notwithstanding the foregoing, a meeting of shareholders may be held outside Canada if all the shareholders entitled to vote at the meeting so agree, and a shareholder who attends a meeting of shareholders held outside Canada is deemed to have so agreed except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

30. Notice. A printed, written or typewritten notice stating the day, hour and place of meeting and, subject to subsection 135(6) of the Act, the general nature of the business to be transacted shall be served to each person who is entitled to vote at such meeting, each director of the Corporation and the auditor of the Corporation, either personally or by sending such notice by prepaid mail not less than twenty-one (21) days or more than fifty (50) days before the meeting. If such notice is served by mail it shall be directed to the latest address as shown in the records of the Corporation, of the intended recipient. Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any directors or the auditor of the Corporation in writing, by telegram, cable or telex addressed to the Corporation or by any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

31. Omission of Notice. The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

32. Record Date. The board of directors may by resolution fix in advance a date and time as the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders, but such record date shall not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which the meeting is to be held.

      If the directors fail to fix in advance a date and time as the record date in respect of all or any of the matters described above for any meeting of the shareholders of the Corporation, the following provisions shall apply, as the case may be:

      (a) the record date for the determination of the shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice is given or sent;

      (b) the record date for the determination of the shareholders entitled to vote at a meeting of shareholders shall be the day on which the meeting is held; and

      (c) the record date for the determination of the shareholders entitled to receive the financial statements of the Corporation shall be the close of business on the day on which the directors pass the resolution relating thereto.

33. Votes. Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder entitled to vote at the meeting. A shareholder may demand a ballot either before or after any vote by show of hands.

      Every question submitted to any meeting of shareholders shall be decided in the first instance, unless a ballot is demanded, on a show of hands and in case of an equality of votes the chairman of the meeting shall not, both on a show of hands and on a ballot, have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

      At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

      In the absence of the chairman of the board, the president and every vice-president who is a director, the shareholders present entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders present shall choose one of their number to be chairman.

      If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment or termination it shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors it shall be taken in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

      Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

      Where a person mortgages or hypothecates his shares, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares unless, in the instrument creating the mortgage or hypothec, he has expressly empowered the person holding the mortgage or hypothec to vote in respect of such shares, in which case, subject to the Corporation's articles, such holder or his proxy is the person entitled to vote in respect of the shares.

      Where two (2) or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but is more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

34. Proxies. A shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may be means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorised by the proxy and with the authority conferred by the proxy.

      An instrument appointing a proxyholder shall be in writing and shall be executed by the shareholder or his attorney authorised in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof, duly authorised. A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

Unless the Act requires another form, an instrument appointing a proxyholder may be in the following form:

      "The undersigned shareholder of __________________________________________
      hereby appoints _________________________ of _____________________________
      Failing him ___________________________ of __________________ as _________

      the nominee of the undersigned to attend and act for and on behalf of the undersigned at the meeting of the shareholders of the said Corporation to be held on the day ______of _________ , 19 ___, and at any adjournment thereof to the same extent and with the same power as if the undersigned were personally present at the said meeting of such adjournment thereof.

      Dated the ___________________________ day of ____________ ,19 ___________.

                                                    ____________________________
                                                    Signature of Shareholder

      NOTE:

      This form of proxy must be signed by a shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof duly authorized."

      The directors may from time to time pass regulations regarding the deposit of instruments appointing a proxyholder at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such instruments to be faxed, telegraphed, cabled, telexed or sent in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that instruments appointing a proxyholder so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic, telex, cable or written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic, telex, cable or written communication accepted by the chairman of the meeting shall be valid and shall be counted.

35. Adjournment. The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place. If a meeting of shareholders is adjourned less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days, the requirements of subsection 149(1) of the Act relating to mandatory solicitation of proxies do not apply.

      Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form a quorum at the adjourned meeting. If there is no quorum present at the adjourned meting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling same.

36. Quorum. One (1) person present and holding or representing by proxy at least one (1) issued share of the Corporation shall be a quorum of any meeting of shareholders for the choice of a chairman of the meeting and for the adjournment of the meeting; for all other purposes a quorum for any meeting (unless a different number of shareholders and/or a different number of shares are required to be represented by the Act or by the articles or by any other by-law) shall be persons present being not less than two (2) in number and holding or representing by proxy a majority of the shares entitled to vote at such meeting. If a quorum is present at the opening of a meeting of the shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

37. Resolution in lieu of meeting. Except where a written statement is submitted by a director under subsection 110(2) of the Act or by an auditor under subsection 168(5) of the Act, a resolution in writing signed by all shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

      A copy of every such resolution shall be kept with the minutes of the meetings of shareholders.

SECURITIES

38. Certificates. Share certificates (and the form of stock transfer power on the reverse side thereof) shall (subject to compliance with section 49 of the
Act) be in such form and be signed by such director(s) or officer(s) as the board of directors may from time to time by resolution determine.

39. Registrar and Transfer Agent. The board of directors may from time to time by resolution appoint or remove one or more registrars and/or branch registrars (which may but need not be the same person) to keep the register of security holders and/or one or more transfer agents and/or branch transfer agents (which may but need not be the same person) to keep the register of transfer, and (subject to section 50 of the Act) may provide for the registration of issues and the registration of transfers of the securities of the

Corporation in one or more places and such registrars and/or branch registrars and/or transfer agents and/or branch transfer agents shall keep all necessary books and registers of the Corporation for the registration of the issuance and the registration of transfers of the securities issued by the Corporation shall be countersigned by or on behalf of one of the said registrars and/or branch registrars and/or transfer agents and/or branch transfer agents, as the case may be.

40. Surrender of Share Certificates. No transfer of a share issued by the Corporation shall be recorded or registered unless or until the certificate representing the share to be transferred has been surrendered and cancelled or, if no certificate has been issued by the Corporation in respect of such share, unless or until a duly executed share transfer power in respect thereof has been presented for registration.

41. Defaced, Destroyed, Stolen or Lost Certificates. If the defacement, destruction or apparent destruction, theft, or other wrongful taking or loss of a share certificate is reported by the owner to the Corporation or to a registrar, branch registrar, transfer agent or branch transfer agent of the Corporation (hereinafter, in this paragraph, called the "Corporation's transfer agent") and such owner gives to the Corporation or the Corporation's transfer agent a written statement verified by oath or statutory declaration as to the defacement, destruction or apparent destruction, theft, or other wrongful taking or loss and the circumstances concerning the same, a request for the issuance of a new certificate to replace the one so defaced, destroyed, wrongfully taken or lost and a bond of a surety company (or other security approved by the board of directors) in such form as is approved by the board of directors or by the chairman of the board, the president, a vice-president, the secretary or the treasurer of the Corporation, indemnifying the Corporation (and the Corporation's transfer agent, if any), against all loss, damage or expense, which the Corporation and/or the Corporation's transfer agent may suffer or be liable for by reason of the issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one defaced, destroyed or apparently destroyed, stolen or otherwise wrongfully taken or lost, is such issuance is ordered and authorized by any one of the chairman of the board, the president, a vice-president, the secretary or the treasurer of the Corporation or by resolution of the board of directors.

DIVIDENDS

42. Subject to the relevant provisions of the Act, the board of directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the relevant provisions, if any, of the articles.

NOTICE

43. Shares registered in more than one name. All notices or other documents required to be sent to a shareholder by the Act, the regulations under the Act, the articles or the by-laws of the Corporation shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

44. Persons becoming entitled by operation of law. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to his name and address being entered on the records of the Corporation shall have been duly given to the person or persons from who he derives his title to such shares.

45. Deceased Shareholder. Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors or administrators and all persons, if any, interested with him in such shares.

46. Signatures to Notices. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

47. Computation of Time. Where a given number of days' notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service or posting.

48. Proof of Service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other documents to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

CHEQUES, DRAFTS, NOTES, ETC.

49. All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

CUSTODY OF SECURITIES

50. All securities, including warrants, owned by the Corporation shall be lodged, in the name of the Corporation, with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

      All securities, including warrants, belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation, and is issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

EXECUTION OF CONTRACTS, ETC.

51. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by two (2) persons, one of whom holds the office of chairman of the board, president, managing director, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by resolution of the board. All contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorisation or formality. The board of directors is authorised from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing. Where the Corporation has only one director and officer being the same person, that person may sign all such contracts, documents or other written instruments.

      The corporate seal, if any, may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors.

      The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immoveable or moveable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

      In particular, without limiting the generality of the foregoing, two (2) persons, one of whom holds the office of chairman of the board, president, managing director, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by resolution of the board are hereby authorised to sell, assign, transfer, exchange, convert or convey all shares, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute, under the seal of the Corporation or otherwise, all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying or enforcing or exercising any voting rights in respect of any such shares, bonds, debentures, rights, warrants or other securities. Where the Corporation has only one director and officer, being the same person, that person may perform the functions and exercise the powers herein contemplated.

      The signature or signatures of any officer or director of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by resolution of the board of directors may, if specifically authorised by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or, subject to subsections 49(4) and 49(5) of the Act, bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorisation by resolution of the board of directors, shall, subject to subsections 49(4) and 49(5) of the Act, be deemed to have been duly signed by such officers, shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the corporation.

DECLARATIONS

52. The chairman of the board, if appointed, the president, the vice-presidents, secretary and/or treasurer, the assistant secretaries and/or assistant treasurers, comptroller, accountant, chief clerk, or any one of them, is authorised and empowered to appear and make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any court and to declare for and on behalf of the Corporation any answer to writs of attachment by way of garnishment in which the Corporation is garnishee, and to make all affidavits and sworn declarations in connection therewith or in connection with any or all judicial proceedings to which the Corporation is a party and to make demands of abandonment or petitions for winding up or bankruptcy orders upon any debtor of the Corporation and to attend and vote at all meetings of creditors of any of the Corporation's debtors and grant proxies in connection therewith.

FISCAL YEAR

53. The fiscal period of the Corporation shall terminate on such day in each year as the board of directors may from time to time by resolution determine.